UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2006 (August 31, 2006)

Summa Industries

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7755	95-1240978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 500, Torrance, California		90503
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 792-7024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 31, 2006, Summa Industries entered into an agreement and plan of merger, which we refer to as the merger agreement, with Habasit Holding AG, a Swiss company, which we refer to as Habasit, and Habasit Holding USA, Inc., a Delaware corporation and a wholly-owned subsidiary of Habasit, which we refer to as the purchaser. Pursuant to the terms and subject to the conditions of the merger agreement, the purchaser will offer to acquire our company for a purchase price of $15.00 per share, net to the holders thereof, in cash, without interest.

Consideration for Stock. The merger agreement provides that purchaser will commence a cash tender offer at $15, which we refer to as the offer price, per share for all of our company’s shares of outstanding common stock, which we refer to as the offer, by September 8, 2006. The offer has the terms and will be subject to the conditions set forth in an offer to purchase that the purchaser will distribute to our stockholders and will file with the Securities and Exchange Commission. The purchaser’s obligation to purchase the shares tendered in the offer is conditioned upon, among other things, the minimum tender condition that a majority of our company’s outstanding shares of common stock are tendered into the offer. If the offer is successful, the merger agreement provides that, as promptly as practicable thereafter, subject to the purchaser’s right to provide a subsequent offering period if less than 90% of our shares of common stock are tendered in the offer, and subject to the satisfaction or waiver of specified conditions, including, if required by Delaware law, our stockholders approving the merger, purchaser will merge with and into our company, which we refer to as the merger. In the merger, each share of our common stock which was not tendered and accepted pursuant to the offer and which is not a dissenting share will be converted into the right to receive the offer price per share. The purchaser may elect to increase the offer price above $15.

Consideration for Options. Under the terms of the merger agreement, we are obligated to take all action required so that options outstanding under our Amended and Restated 2005 Equity Incentive Plan which remain unexercised on the date on which purchaser purchases the shares tendered in the offer, whether or not vested, will be cancelled. Following the date on which purchaser purchases the shares tendered in the offer, those terms further obligate us to take all commercially reasonable actions to obtain the consent of each holder of any option for our common stock outstanding under our other stock option plans to the cancellation of the applicable option. In exchange for the cancellation of an option, and, in the case of an option not granted under our 2005 Equity Incentive Plan, the delivery by the holder of the option of a release acceptable to us, Habasit and the purchaser, the holder will be entitled to a cash payment from us equal to the product of the number of shares subject to the option times the excess of the offer price over the exercise price of the option. Habasit has agreed to provide us with sufficient funds to cancel all outstanding options in case we have insufficient cash on hand at that time.

Conditions to the Offer.  In addition to the minimum tender condition, the merger agreement contains other customary conditions to the obligation of the purchaser to purchase the shares tendered in the offer, including:  the absence of final governmental action prohibiting the consummation of the offer or merger; the absence of pending legal proceedings or applicable legal requirements which would prohibit or materially burden the consummation of the offer or merger or the operation of our company’s business after the merger; receipt of regulatory approvals; continued accuracy of customary representations and warranties by our company, except as would not have a material adverse effect on our company or affect our company’s capitalization, and the absence of a material adverse effect with respect to our company; our material compliance with our material obligations under the merger agreement; our board of directors not changing its recommendation in favor of the offer and merger, or failing to oppose a competing proposal; and us not breaching our covenants contained in the merger agreement.

Other Acquisition Proposals. Under the terms of the merger agreement, we have agreed not to solicit, support or agree to any alternative acquisition proposals and not to change our board of director’s recommendation to our stockholders in favor of the offer and merger, subject in both cases to customary

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exceptions to respond to and support unsolicited proposals if necessary for our board of directors to comply with their fiduciary duties to our stockholders.

Termination Provisions and Termination Fee. The merger agreement contains customary termination rights for us and for Habasit and the purchaser. If the merger agreement is terminated under some circumstances specified in the merger agreement, including if we terminate the agreement and then agree to a third party’s superior proposal in circumstances permitted by the merger agreement, we will be required to pay Habasit a termination fee of $1.5 million.

Designation of Directors. The merger agreement provides that, upon the acquisition by Habasit and its subsidiaries of beneficial ownership of a majority of the shares of our outstanding common stock, Habasit will have the right to designate a number of members of our board of directors equal to the percentage of our outstanding shares so acquired multiplied by the number of directors comprising our board of directors, rounded up to the nearest whole number.

Stockholder Tender Agreement. In connection with the execution of the merger agreement, James R. Swartwout, our chairman and chief executive officer, solely in his capacity as a stockholder of our company, is entering into a stockholder tender agreement in favor of Habasit. Pursuant to this agreement, Mr. Swartwout has agreed, among other things, to tender all of his shares of our common stock in the offer and to vote his stock in favor of the offer and merger and against any competing transaction.

A copy of the merger agreement is attached hereto as Exhibit 2.1 and a copy of the stockholder tender agreement is attached hereto as Exhibit 99.2, and each of them is incorporated herein by reference. The foregoing description of the merger agreement and the stockholder tender agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement and the stockholder tender agreement.

Additional Information and Where to Find It

This current report is neither an offer to purchase nor a solicitation of an offer to sell shares of Summa Industries. In connection with the proposed acquisition, we and Habasit intend to file relevant materials with the SEC. Habasit Holding USA, Inc. will be filing with the SEC and mailing to our stockholders a tender offer statement, and Summa Industries will be filing with the SEC and mailing to our stockholders a solicitation/recommendation statement, with respect to the offer. Our stockholders are urged to read the tender offer statement and the related solicitation/recommendation statement regarding the acquisition of our company referenced in this current report because they will contain important information that should be read carefully before any decision is made with respect to the offer. Investors and security holders will be able to obtain free copies of these document (when they become available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov or by calling the SEC at 1-800-SEC-0330. In addition, investors and security holders may obtain copies of the documents filed by us with the SEC at no charge by writing us at 21250 Hawthorne Blvd., Suite 500, Torrance, California  90503, or by calling us at 310-792-7024.

Item 7.01.                                          Regulation FD Disclosure.

On September 1, 2006, we issued a joint press release with Habasit announcing that we have entered into the merger agreement with Habasit and the purchaser and related matters, and filed the release with the SEC under cover of a Schedule 14D-9C. A copy of the press release is attached as Exhibit 99.1 to this current report.

 The disclosure in this Item 7.01, and the press release being filed as an exhibit, are being furnished and will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

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Item 8.01.                                          Other Events.

Please see the disclosure under Item 1.01 above.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger dated as of August 31, 2006(a)
99.1	Joint Press Release dated September 1, 2006(b)
99.2	Stockholder Tender Agreement dated as of August 31, 2006 between Habasit Holding AG and James R. Swartwout

(a)          Certain exhibits and schedules have been omitted and Summa agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

(b)         This exhibit is being furnished and will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMA INDUSTRIES,
a Delaware corporation

Date: September 1, 2006	By:	/s/ James R. Swartwout
James R. Swartwout
President and Chief Executive Officer